OPERATING AGREEMENT

Operating Agreement

of

R.I. TECHNOLOGY, LLC

This Operating Agreement of R.I. TECHNOLOGY, LLC (the "Company"), a limited liability company organized pursuant to the Georgia Limited Liability Company Act, is entered into by and among the Company and the persons executing this Agreement as Members.

Article I

FORMATION

1.1 Organization - The Members hereby organize the Company as a limited liability company pursuant to the provisions of the Act.

1.2 Agreement - For and in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members executing this Agreement hereby agree to the terms and conditions of this Agreement, as it may from time to time be amended. It is the express intention of the Members that the Articles and this Agreement shall be the sole source of agreement of the parties, and, except to the extent a provision of this Agreement expressly incorporates federal income tax rules by reference to sections of the Code or Regulations or is expressly prohibited or ineffective under the Act, this Agreement shall govern, even when inconsistent with, or different than, the provisions of the Act or any other law or rule. If any conflict appears between this Agreement and the Act, the provisions of the Act shall govern this Agreement. The Manager shall promptly resolve any such conflict adopting an amendment either to the appropriate provisions of the Articles, or to the appropriate provisions of this Agreement.

1.3 Name - The name of the Company is R.I. TECHNOLOGY, LLC and all business of the Company shall be conducted under that name or under any other name chosen by the Manager of the Company as trade names.

1.4 Term - The Company shall be dissolved and its affairs wound up in accordance with the Act and this Agreement on the twenty fifth (25th) anniversary of its organization, unless the term shall be extended by amendment to this Agreement and the Articles, or unless the Company shall be sooner dissolved and its affairs wound up in accordance with the Act or this Agreement.

1.5 Effective Date - This Agreement shall become effective upon its execution by the members.

1.6 Registered Agent and Office - The registered agent for service of process and the registered office shall be that Person and location reflected in the Articles or as otherwise filed in the office

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of the Secretary of State. The Manager may, from time to time, change the registered agent or office through appropriate filings with the Secretary of State. In the event the registered agent ceases to act as such for any reason or the registered office shall change, the Manager shall promptly designate a replacement registered agent or file a notice of change of address, as the case may be. If the Manager shall fail to designate a replacement registered agent or change of address of the registered office, any Member may designate a replacement agent or file a notice of change of address.

1.7 Principal Office - The initial Principal Office of the Company shall be located at 101 Marietta Street, Suite 3100, Atlanta, Georgia 30303. The Manager shall have the right to change the Principal Office in their sole discretion to another location within or outside the State of Georgia.

ARTICLE II

NATURE OF BUSINESS

The Company may engage in any lawful business permitted by the Act and in all businesses incident or related thereto. The Company shall have the authority to do all things necessary or appropriate to accomplish its purpose and operate its business as described in this Article.

ARTICLE III

ACCOUNTING AND RECORDS

3.1 Records to be Maintained - The Company shall at all times maintain the following records at the Principal Office:

3.1.1. A current list of the full name and last known business address of each Member;

3.1.2. A copy of the Articles and all amendments thereto, together with executed copies of any powers of attorney pursuant to which the Articles or any amendment has been executed; and any other records that would enable a Member to determine the relative voting rights of the Members;

3.1.3. Copies of the Company's federal, foreign, state and local income tax returns and reports, if any, for the three most recent years;

3.1.4. Copies of this Agreement, including all amendments thereto;

3.1.5. Any financial statements of the Company;

3.1.6. A writing or other data compilation from which information can be obtained through retrieval devises into reasonably usable form setting forth the following:

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3.1.6.1. the amount of cash and a description and statement of the agreed value of any other Property or services contributed by each Member and which each Member has agreed to contribute;

3.1.6.2. the times are which or events on the happening of which any additional Commitments are to be made;

3.1.6.3. any right of a Member to receive, or of the Company to make, Distributions to a Member which include a return of all or any part of the Member's Capital Contribution; and

3.1.6.4. any events upon the happening of which the Company is to be dissolved and its affairs wound up.

3.2 Reports to Members

3.2.1.The Manager shall provide reports at least annually to the Members other than Assignees at such time and in such manner as the Manager may determine reasonable.

3.2.2. The Manager shall provide all Members with any and all information required by the Code and the Act.

3.3 Accounts - The Manager shall maintain a record of Capital Account for each Member in accordance with Article IX.

ARTICLE IV

NAMES AND ADDRESSES OF MEMBERS

The sole Member is SOLOMON R.C. ALI.

ARTICLE V

RIGHTS AND DUTIES OF MEMBERS

5.1 Management Rights - All Members shall be entitled to vote on any matter submitted to a vote of the Members. The Interests of the Members shall be calculated in units ("Units") with each Unit being equivalent to a 1% Interest. Each Member shall be entitled to one vote per Unit on all matters, and the approval and consent of a Majority of the Members shall be required on all matters for which Members shall be entitled to vote.

5.2 No Personal Liability of Members and Manager - No Member or Manager shall be personally liable for the liabilities of the Company. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing personal liability on the Members or Manager for liabilities of the Company.

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5.3 Representations and Warranties - Each Member, and in the case of an Organization, the person(s) executing this Agreement on behalf of the Organization, hereby represents and warrants to the Company and each other Member that: (a) if that Member is an Organization, that it is duly organized, validly existing, and in good standing under the law of its state of organization and that it has full organizational power to execute and agree to the Company Agreement to perform its obligations hereunder; (b) that the Member is acquiring its Interest in the Company for the Member's own account as an investment and without an intent to distribute the Interest; (c) the Member acknowledges that the Interests have not been registered under the Securities Act of 1933 or any state securities laws, and may not be resold or transferred without appropriate registration or the availability of an exemption from such registration requirements.

5.4 Conflicts of Interest

5.4.1. A Member, including a Manager, shall be entitled to enter into a transaction that may be considered to be competitive with, or a business opportunity that may be beneficial to, the Company, it being expressly understood that some of the Members or Manager may enter into transactions that are similar to the transactions into which the Company may enter. Notwithstanding the foregoing, Members and Manager shall account to the Company and hold as trustee for it any property, profit, or benefit derived by the Member or Manager, as the case may be, without the consent of the other Members, in the conduct and winding up of the Company business or from a use or appropriation by the Member or Manager of Company property, including information developed exclusively for the Company and opportunities expressly offered to the Company.

5.4.2. A Member, including a Manager, does not violate a duty or obligation to the Company merely because the Member's conduct furthers the Member's own interest. A Member may lend money to and transact other business with the Company. The rights and obligations of a Member who lends money to or transacts business with the Company are the same as those of a Person who is not a Member, subject to applicable law. No transaction with the Company shall be voidable solely because a Member, including a Manager, has a direct or indirect interest in the transaction if either the transaction is fair to the Company, or the disinterested Manager or disinterested Members, in either case knowing the material facts of the transaction and the Member's interest, authorize, approve, or ratify the transaction.

5.4.3. A Member's or Manager's actions respecting any transaction that might involve a conflict of interest due to the interest of a Member or Manager therein shall be effective if the transaction receives the approval of a Majority of those Members or Manager who expressed approval or disapproval after disclosure to them of: (a) the existence and nature of the conflicting interest; and (b) all facts known to the disclosing Member or Manager respecting the subject matter of the transaction that an ordinarily prudent person would reasonably believe to be material to a judgment as to whether or not to proceed with the transaction.

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5.4.4. Except as expressly modified by the provisions of this Section 6.4, the provisions of the Act regarding conflicting interest transactions (O.C.G.A. §14-11-307) shall apply to the Company.

ARTICLE VI

MANAGEMENT

6.1 Designation of Management - The business and affairs of the Company shall be managed and directed by Solomon R.C. Ali.

6.2 Tenure - The Manager shall hold office until he or she resigns or is removed pursuant to Section 6.5 herein. The Manager shall be appointed by the affirmative vote of Members holding a Majority or Interests. If a vacancy exists either because the Members or the Manager have not filled a designated position or because of the resignation, removal, incompetency, disability or death of a Manager, then unless an election is held pursuant to Section 6.3.1 below, such vacancy may be filled by the Manager acting by majority vote.

6.4 Tenure - Except as provided above, the Manager shall hold office until his or her successor is elected and qualified as herein provided, or until such Manager's earlier resignation, removal or death, or until dissolution of the Company.

6.5 Removal and Resignation

6.5.1. Manager may be removed from office, with or without cause, by the affirmative vote of holders of a Majority of the Interests at a meeting called for such purposes and with respect to which the Notice states that the meeting has been called for such purpose. Any Manager may also be removed from office, with or without cause, by the affirmative vote of a Majority of the other Manager. In the event of a deadlock among the Manager (excluding the Manager or Manager whose removal is sought), the Manager shall call a special meeting of the Members for the purpose of deciding the issue of removal. Such meeting shall be called in accordance with the terms of this Section 7.5.

6.5.2 Manager may resign at any time by giving written notice to the other Manager of the Company. The resignation of a Manager shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The resignation of a Manager who is also a Member shall not affect the Manager's rights as a Member and shall not constitute a withdrawal of a Member.

6.6 Authority of Manager to Bind the Company - The Members hereby agree that only the Manager shall have the authority to bind the Company. No Member who is not also a Manager shall take any action to bind the Company and hereby indemnifies the Company for any costs, losses, damages, claims or expenses (including attorneys' fees) incurred by the Company as a result of any unauthorized action of such Member.

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6.6.1. Manager shall have the power, on behalf of the Company, to do all things necessary or appropriate to carry on the business and affairs of the Company, including, without limitation, the following:

(a) the purchase, receipt, lease or other acquisition, use or otherwise dealing with any Property;

(b) the sale, conveyance, mortgage, pledge, encumbrance, lease, exchange or other disposition of any Property;

(c) the borrowing of money for any business purpose;

(d) the entering into of contracts, agreements and other documents relating to any of the powers, duties, rights or obligations set forth herein or otherwise authorized by law, including, without limitation, promissory notes, guarantees, security agreements, loan agreements, deeds to secure debt or mortgages, bonds, debentures, or other evidences of indebtedness;

(e) the lending of money for business purposes and the investment or reinvestment of Company funds in such businesses, financial institutions and otherwise as such Manager deem prudent or appropriate;

(f) the appointment of employees and agents of the Company, including accountants, investment bankers and attorneys, on such terms as the Manager deem in the best interest of the Company;

(g) the payment of compensation to any Members, employees and agents;

(h) the purchase of insurance on the life of any Member or employees for the benefit of the Company;

(i) the taking of such other action and the execution of such other documents related thereto as the Manager determine to be in the normal and ordinary course of the business of the Company or as may otherwise be deemed in the best interest of the Company.

6.6.2. Any document, contract, agreement, instrument, certificate, check, deposit or other writing may be executed in the name and on behalf of the Company by the Manager and shall be conclusively presumed to be duly authorized, validly executed and binding on behalf of the Company when so executed.

6.7 No Personal Liability - So long as the Manager, acting in accordance with his or her authority hereunder, believes in good faith that his or her actions on behalf of the Company are in the best interests of the Company, and has acted with the care an ordinarily prudent person in a like position would exercise under similar circumstances, no Manager shall be liable to the Company, its Members or its Manager for any action taken in managing the business or affairs of the Company. Any Manager shall be entitled to rely on information, opinions, reports or statements (including financial data) in accordance with Section 14-11-305 of the Act.

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Furthermore, no Member or Manager shall have any personal liability to any third party for any obligation or liability of or any claim against the Company or for any acts or omissions of any other Member, Manager, agent or employee of the Company.

6.7.1. Manager of the Corporation may, however, be personally liable to the Company or its Members for monetary damages for breach of a duty of care or other duty as a Manager of the Company, if he: (i) appropriates, in violation of his or her duties, any business opportunity of the Company; (ii) acts or fails to act in knowing violation of the law; (iii) is liable for misconduct as set forth in Section §14-2-831 of the Georgia Business Corporation Code; or (iv) derived an improper personal benefit from any transaction. Neither the amendment or repeal of this provision, not the adoption of any provision of the Articles inconsistent with this provision, shall apply to or have any effect on the liability or alleged liability of any Manager of the Company for or with respect to any act or omission of such Manager occurring prior to such amendment, repeal or adoption of an inconsistent provision. If the Act is amended to authorize the further elimination or limitation of the liability of the Manager, then the liability of the Manager, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Act.

6.8 Limitations on the Authority of Manager - Notwithstanding the powers and authority of the Manager set forth herein, the Manager shall not have the authority, without the express approval of a Majority of the Members to:

6.8.1. amend this Agreement in any manner that would impair, decrease or adversely affect the interests of the Members (other than due to the admission of new or substitute Members);

6.8.2. take any action to dissolve the Company;

6.8.3. effect a merger, acquisition or consolidation of the Company with or into any other business entity;

6.8.4. sell, exchange, lease or otherwise transfer all or substantially all of the assets of the Company;

6.8.5. reduce or eliminate an obligation to make a Capital Contribution to the Company, or require any new or additional Capital Contributions from existing Members.

6.9 Compensation of Manager - Manager shall be entitled to compensation for his or her services as a Manager and to be reimbursed for all reasonable expenses incurred by such Manager in that capacity, in such amounts and on such terms as the Manager shall from time to time agree upon.

ARTICLE VII

MEETINGS

7.1 Meetings of Members

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7.1.1. There are no requirements for any meetings of Members.

7.1.2. A special meeting of Members may be called at any time by the Manager, or by a majority of the Members.

7.1.3. Notice of any special meeting of Members shall be given, except as otherwise provided herein, at least two (2) days prior to any such meeting. The Notice of special meeting shall set forth the purposes of the meeting. If the meeting is called for the purpose of taking action with respect to one or more of those matters set forth in Section 7.8, the Notice shall state the purposes of the meeting and shall be set at lease ten (10) days prior to the date of the proposed meeting. In addition, if the action to be taken at any annual or special meeting gives rise to the possible exercise of dissenters' rights pursuant to Section 14-11-1002 of the Act, the Notice shall so state and be accompanied by a copy of those provisions of the Act which deal with dissenters' rights.

7.1.4. A Member may waive Notice of any meeting, in writing, either before or after the date and time of the Meeting.

7.1.5. At any meeting of Members, the presence, in person or by proxy, of a Majority of Members shall constitute a quorum and, unless a higher vote is required by this Agreement, the affirmative vote of a Majority of the Members present at a meeting, in person or by proxy, shall be required to adopt, approve or confirm those matters voted upon at such meeting.

7.1.7. At a meeting, the Manager shall conduct the business of the meeting and record the actions taken in minutes that shall be kept and maintained with the books and records of the Company.

ARTICLE VIII

INDEMNIFICATION

8.1 Indemnification -- Action Other Than by Or in the Right of the Company - Under the circumstances prescribed in Sections 8.2 and 8.3 of this Agreement, the Company shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suite or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a Manager, Member, officer, employee or agent of the Company, or is or was serving at the request of the Company as a manager, director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonable incurred by him in connection with such action, suit or proceeding if he acted in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nob contendere or its

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equivalent, shall not, of itself, create a presumption that the Person did not act in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

8.2 Indemnification -- Action by or in the Right of the Company - Under the circumstances prescribed in Sections 8.3 and 8.4 of this Agreement, the Company shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact he is or was a Manager, Member, officer, employee or agent of the company, or was serving at the request of the Company as a director, manager, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

8.3 Defense Expenses -- To the extent that a Manager, Member, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 9.1 and 9.2 of this Agreement, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Manager in the specific case upon receipt of an undertaking by or on behalf of the Manager, Member, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized in this Agreement.

8.4 Determination -- Except as provided in Section 9.3 of this Agreement and except as may be ordered by a court, any indemnification under Sections 9.1 and 9.2 of this Agreement shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Manager, Member, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 9.1 and 9.2. Such determination shall be made (a) by the Manager of the Company by a majority vote of Manager who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Manager so directs, by the independent legal counsel then employed by the Company, in a written opinion, or (c) by a Majority of the Members.

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8.5. Not Exclusive of Other Rights -- The indemnification provided by this Agreement shall not be deemed exclusive of any other rights, in respect of indemnification or otherwise, to which those seeking indemnification may be entitled apart from the provisions of this Agreement and shall apply both as to action by a Manager, Member, officer, employee or agent in his official capacity and as to action in another capacity while holding such office or position, and shall continue as to a person who has ceased to be a Manager, Member, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

8.6. Designation of Counsel -- The Manager acting by a quorum consisting of Manager not parties to or involved in such action shall designate legal counsel in any lawsuit involving any person by reason of the fact that he is or was an officer, Manager, Member, employee or agent of the Company, or is or was serving at the request of the Company as a director, manager, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, to represent all such persons for the purposes of this Agreement; provided that, if such quorum is not obtainable with due diligence, the then Chief Executive Officer shall designate such independent legal counsel, and such designation shall be final and conclusive. The fees and expenses of such legal counsel shall be paid by the Company.

8.7. Insurance -- The Company may purchase and maintain insurance on behalf of any person who is or was a Manager, Member, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, manager, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Agreement.

ARTICLE IX

TRANSFER OF INTERESTS

9.1 In General -- A Member may not sell, assign, transfer or otherwise dispose of, or pledge, hypothecate or otherwise encumber his or her Interest in the Company, in whole or in part without the prior approval of a Majority of the Members and except in accordance with this Agreement. The Members acknowledge that any act taken by any Member in violation of this Agreement is null and void ab initio. No Member shall have the power to confer upon a non-Member, including an Assignee, all the attributes of a Member's interest except as expressly provided herein.

9.2 Documentation -- Any Member who desires to assign or transfer an Interest shall deliver to the Company such written documentation as the Company may require.

9.3 Effect of Assignment -- A permitted assignment entitles the Assignee to share in the profits, losses and Distributions of the Company to the extent his assignor was so entitled; provided, however, until and unless the assignee becomes a Member: (a) the assignor continues as a

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Member with respect to the assigned Interest; and (b) the Assignee shall have no liability as a Member solely as a result of such assignment.

9.4 Standards for Transfers of Interests -- The following standards govern any transfers of Interests by any Member:

9.4.1.Interest Held for Investment - Each Member affirms that the Interest in the Company has been purchased by that Member and is held by that Member only for investment, and that the Member does not have any intention to distribute, divide, or resell the Interest except as expressly provided for herein.

9.4.2. Any person to whom a disposition or transfer is validly made, including any person who purchases an Interest in the Company through foreclosure of a pledge or of a security interest, will not be considered to be a Substitute Member within the meaning of the Act, with respect to that Interest in the Company, except as provided in Section 13.6 below. Any person who receives, or is assigned a disposition of an Interest will only be entitled to receive that portion of any Distribution to which that Interest is entitled, and all or other rights and duties associated with that Interest will remain with the person or entity making the disposition of assigning such Interest.

9.5 Substitution of a Member -- The following provisions govern the admission of a Substitute Member:

9.5.1. Consent for Substitution - An Assignee of an Interest of a Member may become a Substitute Member with respect to that Interest only with the approval or consent of a Majority of the Manager and provided:

(a) The person seeking to be admitted as a Substitute Member will execute and deliver to the Manager all instruments necessary in connection with the admission of a person as a Substitute Member as are satisfactory to the Manager.

(b) The person seeking to be admitted as a Substitute Member assumes all obligations of his predecessor in interest as a Member that may exist.

(c) The person seeking to be recognized as a Substitute Member pays for all expenses incurred by the Company in connection with that person's admission as a Substitute Member.

9.5.2. Amendment of Agreement - This Agreement may be amended in accordance with the Act once the provisions of the preceding subparagraph of this Agreement are met. Further, the Manager and Members will take all other steps that are reasonably necessary to admit such person within the meaning of the Act as a Substitute Member.

9.5.3. Status of Substitute Member - Upon the admission of a Substitute Member, the Substitute Member will enjoy all of the rights and duties incident to the Interest with respect to which the substitution has occurred. Neither the assignment of an Interest of a Member, not the admission

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of an assignee as a Substitute Member relieves the assignor of any duties or obligations that arose prior to the assignation except to the extent provided in writing in a document signed by the assignor, the Substitute Member and the Manager of the Company.

9.5.4. Certain Involuntary Transfers - The Company will not take any action to authorize or recognize any transfer of Interests by a court concerning bankruptcy, insolvency, satisfaction of judgment, divorce or dissolution of marriage proceeding to a souse or creditor of a Member, except with the approval of the Manager.

ARTICLE X

DISSOCIATION OF A MEMBER

10.1 Dissociation -- A Member shall cease to be a Member upon the occurrence of any of the following events:

10.1.1. the resignation, expulsion or withdrawal of a Member prior to dissolution of the Company;

10.1.2. the Member (A) makes an assignment for the benefit of creditors; (B) files a voluntary petition in bankruptcy; (C) is adjudicated a bankrupt or insolvent; (D) files a petition or answer seeking for the Member any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation; (E) files an answer or other pleading admitting or failure to contest the material allegations of a petition filed against the Member in any proceeding of this nature; or (F) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of the Member or of all or any substantial part of the Member's properties.

10.2 Rights of Dissociating Member -- In the event of the Dissociation of any Member prior to the expiration of the Term:

10.2.1. If the dissociation causes a dissolution and winding up of the Company under -11- Article XI, the Member shall be entitled to participate in the winding up of the Company to the same extent as any other Member except that any Distributions to which the Member would have been entitled shall be reduced by the damages sustained by the Company as a result of the dissolution and winding up.

10.2.2. If the Dissociation does not cause a dissolution and winding up of the Company under Article XI, the Member shall be entitled to an amount equal to the value of the Member's Interest in the Company, to be paid within six months of the date of Dissociation. Notwithstanding the foregoing, the Manager may pay the value of the Member's Interest in the Company over a period not to exceed five (5) years, provided that the dissociating Member shall be entitled to participate as an Assignee in the Company until the value of such interest (plus interest at the Default Interest Rate) is paid in full. The value of the Member's Interest shall include the amount of any Distributions to which the Member is entitled under this Agreement and the fair value of

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the Member's Interest as if the date of Dissociation based upon the Member's right to share in Distributions from the Company reduced by any damages sustained by the Company as a result of the Member's Dissociation. As used herein, the value of an Interest shall be determined solely by the Manager whose decision shall be final, binding and conclusive.

ARTICLE XI

DISSOLUTION AND WINDING UP

11.1 Dissolution -- The Company shall be dissolved and its affairs wound up, upon the first to occur of the following events (which, unless the Members agree to continue the business, shall constitute Dissolution Events)

11.1.1. the expiration of the Term, unless the business of the Company is continued thereafter with the consent of a Majority of the Members;

11.1.2. the unanimous written consent of all of the Members;

11.1.3. the Dissociation of any Manager who is a Member, unless the business of the Company is continued with the consent of all of the remaining Members within ninety (90) days after such Dissociation;

11.1.4. the Dissociation of a Member (other than a Manager) shall not constitute a Dissolution Event.

11.2 Effect of Dissolution -- Upon dissolution, the Company shall cease carrying on, as distinguished from the winding up of, the Company's business; however, the Company is not terminated, but continues until the winding up of the affairs of the Company is completed and the Certificate of Termination has been issued by the Secretary of State.

11.3 Winding Up -- Upon the occurrence of a Dissolution Event, the Manager shall take all such action as may reasonably be necessary and appropriate, in their discretion, to liquidate and wind up the Company's business in as orderly a manner as possible.

11.3.1. The Manager shall seek to liquidate the assets of the Company as promptly as practicable and discharge all liabilities of the Company or make provision therefore.

11.3.2. The Manager shall file or cause to be filed with the Secretary of State a Statement of Commencement of Winding Up and provide for the disposition of liabilities and claims, both known and unknown.

11.3.3. The proceeds from the liquidation of the assets of the Company shall be applied in the following order of priorities:

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(a) Repayment of all creditors of the Company, including creditors who are Members, to the extent permitted by law, in satisfaction of all liabilities of the Company other than the liabilities for Distributions to Members under this Agreement;

(b) Establishment of a reasonable reserve for contingencies;

(c) Payment to all Members in satisfaction of liabilities for Distributions to Members under this Agreement;

(d) Payments to all Members pro rata to the extent of positive balances in each Member's respective capital accounts;

(e) Payment to all Members pro rata in the manner set forth in this Agreement.

ARTICLE XII

POWER OF ATTORNEY

12.1 Appointment

12.1.1. Each Member hereby appoints the Manager, with full power of substitution, as the Member's true and lawful attorney-in-fact with full power and authority in that Member's name, place and stead from time to time to:

(a) Make any agreements provided for in this Agreement in connection with the dissolution or reconstitution of the Company;

(b) Execute any document, including deeds and security deeds, appropriate to effect or perfect any transaction as to which the Manager are authorized to act on behalf of the Company in connection with decisions already made by the Members, or in connection with the dissolution or reconstruction of the Company, so long as no personal liability is imposed by such document on any Member;

(c) Make any certificates, instruments and documents as may be required by, or may be appropriate under the laws of the State of Georgia as to the use of the name of the Company;

(d) Make any certificates, instruments and documents which may be required appropriate to reflect any changes in or amendments to this Agreement or pertaining to the Company to reflect decisions already made by the Members;

(e) Make any certificates, instruments and documents which may be required or appropriate to effectuate the dissolution and termination of the Company, or the cancellation of the Articles, as amended from time to time.

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12.1.2. Powers Conferred - The power conferred in Section 12.1.1 of this Agreement to make agreements, certificates, instruments and documents includes the powers to sign, execute, acknowledge, swear to, verify, deliver, file, record and publish the agreements, certificates, instruments and documents.

12.2 Exercise and Survival -- Each power of attorney granted under this Agreement is subject to the following:

12.2.1. Special Power - The power of attorney is designated as a special power of attorney coupled with an interest and is irrevocable.

12.2.2. Survival - The power of attorney survives the dissolution of the Company through winding up to termination or through reconstitution and thereafter, as the case may be.

12.2.3. Assignment of a Member's Partial Interest - The power of attorney survives the delivery of an assignment by a Member of a portion of that Member's Interest in the Company.

12.2.4. Assignment of a Member's Entire Interest - Where the assignment covers the entire Interest of a Member and the purchaser, transferee, or assignee is admitted as a Substitute Member, the power of attorney survives the delivery of the assignment for the sole purpose of enabling such attorney-in-fact to execute, swear to, acknowledge, and file any such agreement, certificate, instrument or document necessary to effect such substitution.

ARTICLE XIII

AMENDMENTS

13.1 Authority to Amend -- under certain circumstances specified below, this Agreement may be amended, altered, restated, or repealed with the consent of the Manager and without the consent or approval of the Members. Amendments made under this section, if necessary to accomplish the objective of the amendments, have an effective date prior to the date of filing.

These circumstances include:

13.1.1. Substitute Members Change in Members - To admit into the Company;

13.1.2. Clarification of Agreement - To clarify language in this Agreement provided that the substance of such provision is not materially changed; and

13.1.3. Compliance with Tax or Securities Laws - To make any necessary or -14- appropriate changes in this Agreement in order to comply with the requirements of the Code, with respect to entities taxed as partnerships, to implement any future tax provisions governing the taxation of limited liability companies, as such, or the requirements of any federal or state securities laws or regulations, provided that any amendment does not adversely affect the Interests of any Member.

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13.2 Other Amendments -- Any other amendment shall require the approval of the requisite Majority in interest of all of the Members set forth in section 6.1 herein.

13.3 Notice of Amendment -- Notice and a copy of any proposed amendment to this Agreement requiring approval by Members shall be provided to each Member in advance, with an opportunity for discussion by the Members prior to any action to adopt the proposed amendment.

ARTICLE XIV

MISCELLANEOUS

14.1 Entire Agreement -- This Agreement represents the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any prior understandings, agreements or commitments, whether written or oral.

14.2 Waiver -- Any party having the benefit of any provision or remedy hereunder may waive such benefit or remedy in writing. Any such waiver shall apply only to the matter specifically waived and shall not constitute a waiver of any such benefit or remedy on any other occasion or a waiver of any other benefit or remedy to which such Person may be entitled.

14.3 Reimbursement of Organization Expenses -- All expenses of the organization of the Company shall be borne by the Company, and the Company shall reimburse any organizer, Member or Manager who incurred any expenses on behalf of the Company in connection with its organization.

14.4 Acceptance of Prior Acts -- Each person upon becoming a Member of the Company, by becoming a Member, shall be deemed to have ratified and confirmed any and all actions taken by the Company prior to the admission of such Person as a Member.

14.5 Further Assurances -- Each person who becomes a party to this Agreement hereby agrees to execute and deliver to or on behalf of the Company such additional documents, certificates, instruments or other writings which the Manager may from time to time determine to be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

14.6 Governing Law -- This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia (without regard to its conflicts of laws)

14.7 Benefit -- Each of the terms and conditions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, permitted assigns and successors.

14.8 Counterparts -- This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Agreement.

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IN WITNESS WHEREOF, the Member has duly executed and delivered this Operating Agreement.

MEMBER:

__________________________________________

SOLOMON R.C. ALI

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